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                                                                    EXHIBIT 23.9

                                April 22, 1997


                           CONSENT OF UNTERBERG HARRIS

     Unterberg Harris hereby consents to the filing of the opinion letter dated February 11, 1997 as an exhibit to the Registration Statement on Form S-4 of MetaTools, Inc. and to the use of our name and the reference therein to such opinion letter. In giving our consent, we do not admit that we are of the category of persons from whom such a consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       Very truly yours,

                                       UNTERBERG HARRIS